CONSENT OF INDEPENDENT CERTIFIED
                        PUBLIC ACCOUNTANTS



We have issued our report dated March 3, 1999, accompanying the consolidated financial statements and schedule included in the Annual Report of Stratesec, Incorporated on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of the aforementioned report in the registration statement on Form S-8.



                                           GRANT THORNTON LLP


Vienna, Virginia
March 3, 1999